                            ASSET PURCHASE AGREEMENT

                                     AMONG

                        AMERICAN DENTAL PARTNERS, INC.,

                          TEXAS DENTAL PARTNERS, INC.,

                          LES L. CRANE, D.D.S., P.C.,

                                      and

                              LES L. CRANE, D.D.S.



                               December 13, 1996

                                TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ASSET PURCHASE AGREEMENT.......................................    1

                     BACKGROUND INFORMATION....................    1
                     ----------------------

ARTICLE I
                     ASSET PURCHASE AND SALE...................    1
                     -----------------------
     (S)1.1   Asset Purchase and Sale..........................    1
              -----------------------
     (S)1.2   Excluded Assets..................................    2
              ---------------
     (S)1.3   Liabilities Assumed..............................    2
              -------------------
     (S)1.4   Purchase Price...................................    3
              --------------
     (S)1.5   Escrowed Consideration...........................    4
              ----------------------
     (S)1.6   Closing..........................................    4
              -------
     (S)1.7   Conveyance Documents.............................    4
              --------------------
     (S)1.8   Possession.......................................    5
              ----------

ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF ADP........    5
                  -------------------------------------
     (S)2.1   Organization and Standing........................    6
              -------------------------
     (S)2.2   Corporate Power and Authority....................    6
              -----------------------------
     (S)2.3   Capitalization of ADP............................    6
              ---------------------
     (S)2.4   Conflicts; Consents and Approvals................    6
              ---------------------------------
     (S)2.5   Litigation.......................................    7
              ----------
     (S)2.6   Brokerage and Finder's Fees......................    7
              ---------------------------
     (S)2.7   Acquisition of Park Dental.......................    7
              --------------------------
     (S)2.8   Complete Disclosure..............................    7
              -------------------
ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                   OF LONGHORN AND THE LONGHORN SHAREHOLDER....    7
                   ----------------------------------------
     (S)3.1   Organization and Standing........................    8
              -------------------------
     (S)3.2   Capitalization and Security Holders..............    8
              -----------------------------------
              (a)  Longhorn Shares.............................    8
                   ---------------
              (b)  Stock Ownership.............................    8
                   ---------------
              (c)  Due Authorization and Issuance..............    8
                   ------------------------------
              (d)  No Other Commitment.........................    8
                   -------------------
              (e)  Compliance with Laws; No Liens..............    9
                   ------------------------------
     (S)3.3   Subsidiaries.....................................    9
              ------------
     (S)3.4   Business of Longhorn.............................    9
              --------------------
     (S)3.5   Corporate Power and Authority....................    9
              -----------------------------
     (S)3.6   Consents and Approvals...........................    9
              ----------------------
     (S)3.7   Financial Statements.............................   10
              --------------------
     (S)3.8   Undisclosed Liabilities..........................   10
              -----------------------
     (S)3.9   Absence of Certain Changes.......................   11
              --------------------------
     (S)3.10  Taxes............................................   13
              -----
     (S)3.11  Compliance with Law..............................   14
              -------------------
     (S)3.12  Proprietary Rights...............................   15
              ------------------
     (S)3.13  Restrictive Documents or Laws....................   16
              -----------------------------
     (S)3.14  Insurance........................................   16
              ---------


     (S)3.15  Bank Accounts, Depositories; Powers of Attorney..   17
              -----------------------------------------------
     (S)3.16  Title to and Condition of Properties.............   17
              ------------------------------------
     (S)3.17  Brokers, Finders.................................   18
              ----------------
     (S)3.18  Legal Proceedings, etc...........................   19
              ----------------------
     (S)3.19  ERISA............................................   19
              -----
     (S)3.20  Contracts........................................   22
              ---------
     (S)3.21  Accounts Receivable..............................   23
              -------------------
     (S)3.22  No Conflict or Default...........................   24
              ----------------------
     (S)3.23  Books of Account; Records........................   24
              -------------------------
     (S)3.24  Officers, Employees and Compensation.............   24
              ------------------------------------
     (S)3.25  Labor Relations..................................   25
              ---------------
     (S)3.26  Suppliers and Third Party Payors.................   26
              --------------------------------
     (S)3.27  Medicare and Medicaid............................   26
              ---------------------
     (S)3.28  Investment Intent................................   26
              -----------------
     (S)3.29  Disciplinary Actions.............................   27
              --------------------
     (S)3.30  Complete Disclosure..............................   28
              -------------------

ARTICLE IV
                          COVENANTS OF THE PARTIES.............   28
                          ------------------------
     (S)4.1   Mutual Covenants.................................   28
              ----------------
              (a)  General.....................................   28
                   -------
              (b)  Governmental Matters........................   28
                   --------------------
              (c)  Securities Law Compliance...................   28
                   -------------------------
     (S)4.2   Covenants of Longhorn and the Longhorn
              --------------------------------------
              Shareholder......................................   28
             ------------
             (a)   Delivery of Interim Statements..............   28
                   ------------------------------
             (b)   Conduct of Business.........................   28
                   -------------------
             (c)   Exclusive Rights............................   30
                   ----------------
             (d)   Access to Records and Other Due Diligence...   31
                   -----------------------------------------
             (e)   Disclosures.................................   31
                   -----------
             (f)   Employee Retention..........................   32
                   ------------------
             (g)   Affiliate Indebtedness......................   32
                   ----------------------
             (h)   Dividends and Distributions.................   32
                   ---------------------------
             (i)   Shareholders Agreements.....................   32
                   -----------------------
             (j)   Formation of New PC.........................   32
                   -------------------
             (k)   Notices of Certain Events...................   33
                   -------------------------
             (l)   Representations and Warranties..............   33
                   ------------------------------
             (m)   Noncompetition..............................   33
                   --------------
             (n)   Injunctive Relief...........................   34
                   -----------------
     (S)4.3  Covenants of ADP..................................   35
             ----------------
             (a)   Representations and Warranties..............   35
                   ------------------------------
             (b)   Non-Solicitation of Longhorn Employees......   35
                   --------------------------------------

ARTICLE V
                                 CONDITIONS....................   35
                                 ----------
     (S)5.1  Mutual Conditions.................................   35
             -----------------
             (a)   Legal Prohibition...........................   35
                   -----------------
             (b)   Service Agreement...........................   35
                   -----------------
             (c)   Governmental Approvals......................   35
                   ----------------------
             (d)   Escrow Agreement............................   35
                   ----------------
             (e)   Registration Rights Agreement...............   36
                   -----------------------------



     (S)5.2  Conditions to Obligations of Longhorn and the
             ---------------------------------------------
             Longhorn Shareholder..............................   36
             --------------------
             (a)  Representations and Warranties...............   36
                  ------------------------------
             (b)  Performance of Agreement.....................   36
                  ------------------------
             (c)  Certificate..................................   36
                  -----------
             (d)  Opinion of Counsel...........................   36
                  ------------------
             (e)  Authority....................................   36
                  ---------
             (f)  Restrictive Conditions.......................   36
                  ----------------------
     (S)5.3  Conditions to Obligations of ADP and American.....   36
             ---------------------------------------------
             (a)  Representations and Warranties...............   36
                  ------------------------------
             (b)  Performance of Agreement.....................   37
                  ------------------------
             (c)  Certificate..................................   37
                  -----------
             (d)  Reorganization...............................   37
                  --------------
             (e)  Structure of New PC..........................   37
                  -------------------
             (f)  Authority....................................   37
                  ---------
             (g)  Professional Personnel.......................   37
                  ----------------------
             (h)  Financial Statements.........................   37
                  --------------------
             (i)  Opinion of Counsel...........................   37
                  ------------------
             (j)  Existing Employment and Deferred Compensation
                  ---------------------------------------------
                  Agreements...................................   37
                  ----------
             (k)  Employment and Noncompetition Agreement with
                  --------------------------------------------
                  ADP..........................................   38
                  ---
             (l)  Employment and Noncompetition Agreements of
                  -------------------------------------------
                  the New PC...................................   38
                  ----------
             (m)  Third Party Consents.........................   38
                  --------------------
             (n)  Restrictive Conditions.......................   38
                  ----------------------
             (o)  Defaults.....................................   38
                  --------
             (p)  Material Adverse Changes.....................   38
                  ------------------------
             (q)  [Intentionally left blank.]..................   38
             (r)  Compliance with Laws.........................   39
                  --------------------

ARTICLE VI
                          TERMINATION AND AMENDMENT............   39
                          -------------------------
     (S)6.1  Termination.......................................   39
             -----------
             (a) Termination by Longhorn and the Longhorn
                 ----------------------------------------
                 Shareholder...................................   39
                 -----------
             (b) Termination by ADP............................   39
                 ------------------
     (S)6.2  Amendment.........................................   40
             ---------
     (S)6.3  Extension; Waiver.................................   40
             -----------------

ARTICLE VII

                              INDEMNIFICATION .................   40
                              ---------------
     (S)7.1  Survival of Representations, Warranties and
             -------------------------------------------
             Agreements........................................   40
             ----------
     (S)7.2  Indemnification...................................   41
             ---------------
     (S)7.3  Limitations on Indemnification....................   42
             ------------------------------
     (S)7.4  Procedure for Indemnification with Respect to
             ---------------------------------------------
             Third Party Claims................................   43
             ------------------
     (S)7.5  Procedure For Indemnification with Respect to Non-
             --------------------------------------------------
             Third Party Claims................................   44
             ------------------
     (S)7.6  Right of Setoff...................................   45
             ---------------
     (S)7.7  Liability Limitations.............................   45
             ---------------------

     (S)7.8  Re-Assignment of Receivables......................   45
             ----------------------------
     (S)7.9  Indemnification of Longhorn.......................   46
             ---------------------------

ARTICLE VIII
                                MISCELLANEOUS..................   46
                                -------------
     (S)8.1  Notices...........................................   46
             -------
     (S)8.2  Non-Waiver........................................   47
             ----------
     (S)8.3  Genders and Numbers...............................   47
             -------------------
     (S)8.4  Headings..........................................   47
             --------
     (S)8.5  Counterparts......................................   47
             ------------
     (S)8.6  Entire Agreement..................................   48
             ----------------
     (S)8.7  No Third Party Beneficiaries......................   48
             ----------------------------
     (S)8.8  Governing Law.....................................   48
             -------------
     (S)8.9  Binding Effect; Assignment........................   48
             --------------------------
     (S)8.10 Remedies..........................................   48
             --------
     (S)8.11 Expenses..........................................   48
             --------
     (S)8.12 Public Announcements..............................   48
             --------------------
     (S)8.13 Severability......................................   49
             ------------

INDEX OF LONGHORN SCHEDULES....................................   50
---------------------------

INDEX OF EXHIBITS..............................................   51
-----------------


                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This Asset Purchase Agreement (this "Agreement") is made December 13, 1996, between American Dental Partners, Inc., a Delaware corporation ("ADP"), Texas Dental Partners, Inc., a Texas corporation and wholly-owned subsidiary of ADP ("American"), Les L. Crane, D.D.S., P.C., a Texas corporation, dba Longhorn Dental Associates ("Longhorn"), and Les L. Crane, D.D.S. (the "Longhorn Shareholder").


                             BACKGROUND INFORMATION
                             ----------------------

     A. Longhorn desires to sell, and American desires to purchase, substantially all of the assets of Longhorn (the "Asset Purchase") for total consideration consisting of: (i) cash in the amount of $2,000,000 (the "Cash Consideration"); (ii) a subordinated promissory note in the form attached hereto as Exhibit A in the original principal amount of $435,000 (the "Note"), subject to (S)1.5, below; (iii) 8,200 shares of common stock, par value $.01 per share, of ADP (the "ADP Shares"), subject to (S)1.5 below; and (iv) the assumption by American of the Assumed Liabilities (as defined in (S)1.3(a), below).

     B. The respective boards of directors of ADP and Longhorn have determined that the Asset Purchase and the other transactions described in this Agreement are desirable and in the best interests of their respective shareholders and have duly approved and adopted this Agreement. The Longhorn Shareholder also has duly approved and adopted this agreement.


                             STATEMENT OF AGREEMENT
                             ----------------------

     The parties to this Agreement (the "Parties") hereby acknowledge the foregoing Background Information and agree as follows:

                                   ARTICLE I
                            ASSET PURCHASE AND SALE
                            -----------------------

     (S)1.1  Asset Purchase and Sale.  On the terms and subject to the
             -----------------------
conditions described in this Agreement, Longhorn shall sell, assign, transfer, convey, and deliver to American, and ADP shall cause American to purchase from Longhorn, substantially all of the assets, rights, and business operations of Longhorn (the "Assets"), including without limitation the following:

             (a) All furniture, fixtures, and equipment (collectively, the "Equipment");

             (b) All office and dental supplies (collectively, the "Supplies");

             (c) All cash and cash equivalents (collectively, the "Cash");

             (d) All accounts receivable (except Governmental Receivables, as defined in (S)1.2(b), below) and notes receivable (collectively, the "Receivables");

             (e) Goodwill (the "Goodwill");

             (f) All rights under any agreements with patients (to the extent assignable) or suppliers (the "Patient and Supplier Agreements");

             (g) All rights under any leases for the dental facilities currently operated by Longhorn (the "Leases");

             (h) All rights under any agreements with third parties providing payment for dental services (the "Provider Agreements"); and

             (i) All rights, titles, and interests in the Proprietary Rights and the Software (each as defined in (S)3.12, below).

     (S)1.2  Excluded Assets.  Notwithstanding any other provisions of this
             ---------------
Agreement to the contrary, the following items shall be excluded from the
Assets:

             (a) All patient records of Longhorn;

             (b) Accounts receivable with respect to which assignment is prohibited under any Governmental Reimbursement Law (as defined in (S)3.27, below) (such receivables, "Governmental Receivables");

             (c) Those assets of Longhorn set forth on Schedule 1.2(c); and

             (d) Any other assets of Longhorn which American elects not to purchase.

     (S)1.3  Liabilities Assumed.  At the Closing, American shall assume only
             -------------------
the following liabilities of Longhorn (the "Assumed Liabilities"):

             (a) Up to an aggregate of $132,000 of notes payable and capitalized leases of Longhorn designated by ADP at or prior to the Closing;

             (b) New Facilities Debt (as defined in (S)4.2(b), below);

             (c) Longhorn's working capital liabilities, which include trade accounts payable, employee payroll withholdings, accrued expenses incurred in the ordinary course of business, accrued but unpaid franchise taxes, accrued but unpaid property taxes, and accrued but unpaid doctor payroll and benefits;

             (d) Accrued but unused vacation, sick, and personal time of Longhorn employees;

             (e) Accrued but unpaid obligations under Longhorn's employee health and welfare plans; and

             (f) Those liabilities set forth in Schedule 1.3(f).

     Except as otherwise specifically provided in (S)1.3(a) through (f), above, neither ADP nor American shall assume, or in any way be liable or responsible for, any claims, liabilities, obligations, or debts of Longhorn, including without limitation any liabilities of Longhorn relating to: (i) notes payable;
(ii) any pension, profit sharing, or employee benefit plans covering any of Longhorn's employees for any period prior to the Closing; (iii) any acts or omissions of Longhorn or its employees prior to the Closing (including without limitation, any malpractice claims asserted by patients of Longhorn or other tort claims asserted against Longhorn); (iv) claims for breach of contract; and
(v) other claims of any kind whatsoever, or any other liabilities of Longhorn, direct or contingent.

     (S)1.4  Purchase Price.  Subject to (S)1.5, below:
             --------------

             (a) The total purchase price for the Assets (the "Purchase Price") shall consist of the Cash Consideration, the Note, the ADP Shares, and the assumption of the Assumed Liabilities by American.

             (b) The Purchase Price shall be paid to Longhorn, at Closing, as follows:

                 (i) ADP shall pay, or cause American to pay, the Cash Consideration by certified or bank cashier's check or bank or wire transfer;

                 (ii)  ADP shall issue and deliver the Note;

                 (iii) ADP shall issue and deliver, or issue to American and cause it to deliver, the ADP Shares; and

                 (iv) American shall assume the Assumed Liabilities by executing and delivering an assumption agreement in the form attached to this Agreement as Exhibit B (the "Assumption Agreement").

             (c) The Purchase Price shall be allocated among the Assets as agreed upon by Longhorn and ADP at or prior to the Closing and in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder. Longhorn and ADP shall exercise all reasonable good faith efforts to agree upon such allocation as soon as practicable.

             (d) The allocation of the Purchase Price for Federal income tax purposes determined under this (S)1.4 shall be binding on each party to this Agreement, shall be used for all purposes of their respective Federal, state, and local income tax returns, and shall be supported by them in any audits or other disputes or litigation involving any such returns.

             (e) ADP and Longhorn shall timely prepare and file all required tax reports and returns with respect to the allocation of Purchase Price under this (S)1.4, such as Internal Revenue Service Form 8594 or any equivalent statement, and will furnish the other Party with a copy of any such form or statement no later than 10 days prior to the required filing date.

     (S)1.5  Escrowed Consideration.  Notwithstanding (S)1.4, above, at the
             ----------------------
Closing, the Note and 4,200 ADP Shares shall be deposited into escrow (the "Escrowed Consideration") with an escrow agent reasonably satisfactory to Longhorn and ADP (the "Escrow Agent") to be held and disbursed as provided in the form of Escrow Agreement attached hereto as Exhibit C, which agreement (the "Escrow Agreement") shall be executed and delivered by Longhorn and ADP at the Closing.

     (S)1.6  Closing.  The closing of the Asset Purchase (the "Closing") shall
             -------
be held at such time and place as may be mutually agreed upon by the Parties, provided that the date for the Closing (the "Closing Date") shall be not later than 15 business days after the satisfaction or waiver of all contingencies set forth in Article V, below.

     (S)1.7  Conveyance Documents.  At the Closing, Longhorn shall execute and
             --------------------
deliver to American the following documents to convey, assign, and transfer the Assets to American:

             (a) A bill of sale of the Equipment and Supplies, substantially in the form attached as Exhibit D to this Agreement;

             (b) An assignment of the Cash, Receivables, and Goodwill, substantially in the form attached as Exhibit E to this Agreement;

             (c) An assignment of the Patient and Supplier Agreements, substantially in the form attached as Exhibit F to this Agreement;

             (d) An assignment of Leases, substantially in the form attached as Exhibit G to this Agreement;

             (e) An assignment of the Provider Agreements, substantially in the form attached as Exhibit H to this Agreement;

             (f) An assignment of the Proprietary Rights and Software, substantially in the form attached as Exhibit I to this Agreement; and

             (g) Such other assignment or conveyance documents as may be reasonably requested by ADP or American.

     If consents or approvals of any other parties are required for any conveyances, assignments, or transfers contemplated by this Agreement, Longhorn shall use all reasonable efforts to cause those consents or approvals to be obtained prior to the Closing and shall cooperate with ADP and American after the Closing in all ways reasonably requested by either of them to obtain any such consents or approvals not obtained prior to the Closing; provided that the foregoing shall not modify or constitute a waiver of (S)5.3(m) of this Agreement. All costs related to such conveyances, assignments, and transfers shall be paid by Longhorn (except ADP and American shall pay their own legal fees). In the event that the assignor under any agreement assigned to American pursuant to this Agreement fails or refuses to release Longhorn from its obligations under such agreement in connection with such assignment, ADP shall indemnify Longhorn against claims for non-performance under such agreement, as more fully described in (S)7.7 of this Agreement.

     (S)1.8  Possession.  American shall be entitled to exclusive possession
             ----------
of the Assets at the Closing.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF ADP
                     -------------------------------------

     In order to induce Longhorn and the Longhorn Shareholder to enter into this Agreement, ADP hereby represents and warrants to Longhorn and the Longhorn Shareholder that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules specifically referred to in this Article and delivered by ADP to Longhorn on or prior to the date of this Agreement (collectively, the "ADP Schedules"):

     (S)2.1  Organization and Standing.  ADP is a corporation duly organized,
             -------------------------
validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.

     (S)2.2  Corporate Power and Authority.  ADP has all requisite corporate
             -----------------------------
power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of ADP. This Agreement has been duly executed and delivered by ADP and constitutes the legal, valid and binding obligation of ADP, enforceable against ADP in accordance with its terms.

     (S)2.3  Capitalization of ADP.  As of the date of this Agreement, ADP's
             ---------------------
authorized capital stock consists solely of (a) 1,000,000 ADP Shares of which 310,000 are issued and outstanding; (b) 400,000, $.01 par value, Series A Convertible Preferred Shares, of which 218,264 are issued and outstanding; and
(c) 70,000, $.01 par value, Series B Redeemable Preferred Shares, of which 38,196 are issued and outstanding. Each outstanding share of capital stock of ADP is, and all ADP Shares to be issued in connection with the Asset Purchase will be, duly authorized, validly issued, fully paid and nonassessable, and have not been and will not be issued in violation of any preemptive or similar rights.

     (S)2.4  Conflicts; Consents and Approvals.  Neither the execution and
             ---------------------------------
delivery of this Agreement by ADP nor the consummation of the transactions contemplated in this Agreement will:

          (a) Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ADP under any of the terms, conditions or provisions of the certificate of incorporation or bylaws, each as amended to date, of ADP, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which ADP is a party and which is material to ADP and its subsidiaries, taken as a whole;

          (b) Violate any order, writ, injunction, decree, statute, rule or regulation, applicable to ADP or its properties or assets; or

             (c) Require any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority, other than such actions taken in respect of federal and state securities laws as are contemplated by this Agreement.

     (S)2.5  Litigation.  There is no suit, claim, action, proceeding or
             ----------
investigation pending or, to the best knowledge of ADP, threatened against ADP which, individually or in the aggregate, is reasonably likely to have a material adverse effect on ADP and its subsidiaries, taken as a whole, or a material adverse effect on the ability of ADP to consummate the transactions contemplated in this Agreement. ADP is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a material adverse effect on it or a material adverse effect on the ability of ADP to consummate the transactions contemplated by this Agreement.

     (S)2.6  Brokerage and Finder's Fees.  Neither ADP nor any of its
             ---------------------------
shareholders, directors, officers or employees has incurred, or will incur on behalf of ADP, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     (S)2.7  Acquisition of Park Dental.  Effective as of November 12, 1996,
             --------------------------
ADP consummated the acquisition of PDHC, Ltd., a Minnesota corporation.

     (S)2.8  Complete Disclosure.  No representation or warranty by either ADP
             -------------------
or American in this Agreement contains, or will contain, as of the Closing, any untrue statement of a material fact or omits, or will omit, as of the Closing, a material fact necessary to make the statements contained herein or therein not misleading. No documents set forth on Schedule 2.8 contained, as of the date of its delivery to Longhorn, any untrue statement of a material fact or omitted, as of the date of its delivery to Longhorn, a material fact necessary to make the statements contained therein not misleading.

     The representations and warranties contained in this Article shall expire automatically on the third anniversary of the Closing Date.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                    OF LONGHORN AND THE LONGHORN SHAREHOLDER
                    ----------------------------------------

     In order to induce ADP to enter into this Agreement, Longhorn and the Longhorn Shareholder hereby jointly and severally represent and warrant to ADP that the statements contained in this Article are true, correct and complete, except as disclosed in the

Schedules specifically referred to in this Article and delivered by Longhorn to ADP on or prior to the date of this Agreement (collectively, the "Longhorn Schedules").

     (S)3.1  Organization and Standing.  Longhorn is a corporation duly
             -------------------------
organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Longhorn is duly qualified to do business and is in good standing in each jurisdiction listed in Schedule 3.1, is not qualified to do business in any other jurisdiction, and neither the nature of the business conducted by Longhorn nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. Longhorn has not received any written notice or assertion within the last three years from any governmental official in any jurisdiction to the effect that it is required to be qualified or authorized to do business in such jurisdiction, in which Longhorn is not so qualified or has not obtained such authorization. Longhorn is not in default in the performance, observation or fulfillment of any provision of its certificate or articles of incorporation, bylaws, or other organizational documents, as applicable, each as amended to date.

     (S)3.2  Capitalization and Security Holders.
             -----------------------------------

          (a)  Longhorn Shares.  The authorized capital stock of Longhorn (the
               ---------------
     "Longhorn Shares") consists solely of 100,000 shares of common stock, par value $.10 a share (the "Common Shares"), of which 3,000 are issued and outstanding. Except as set forth in Schedule 3.2, the Longhorn Shareholder holds beneficially and of record all of the outstanding Longhorn Shares. All of the outstanding Longhorn Shares are entitled to vote with respect to the Asset Purchase. The Longhorn Shareholder shall cause the encumbrance described on Schedule 3.2 to be released at or prior to the Closing.

          (b)  Stock Ownership.  Schedule 3.2 sets forth correctly and
               ---------------
     completely the name and address of, and the number of Longhorn Shares held beneficially and of record by, the Longhorn Shareholder. The Longhorn Shareholder is the sole holder of Longhorn Shares.

          (c)  Due Authorization and Issuance.  Each outstanding Longhorn Share
               ------------------------------
     has been duly authorized and validly issued and is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights.

          (d) No Other Commitment.  Except as set forth in Schedule 3.2, there
              -------------------
     are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by either Longhorn or the Longhorn Shareholder of any Longhorn Shares, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Longhorn and Longhorn has no obligation of any kind to issue any additional securities of Longhorn, or any predecessor.

          (e) Compliance with Laws; No Liens.  The issuance and sale of all of
              ------------------------------
     the Longhorn Shares has been in full compliance with all applicable federal and state securities laws and other laws. Except as set forth in Schedule 3.2, all of the Longhorn Shares are free and clear of all liens, security interests, encumbrances, pledges, charges, asserted claims, voting trusts and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal and state securities laws. Except as set forth in Schedule 3.2, Longhorn has not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder or under any state securities law.

     (S)3.3  Subsidiaries.  Set forth on Schedule 3.3 is a correct and complete
             ------------
list of all subsidiary corporations of Longhorn, the number and class of shares of capital stock of each such subsidiary, and the percentage of all capital stock of that subsidiary which is represented by the shares owned by Longhorn. Except as set forth on Schedule 3.3, Longhorn does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise (hereinafter, simply "entity"). Longhorn is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

     (S)3.4 Business of Longhorn.  Longhorn is and has been engaged in the
            --------------------
business of providing general dentistry and specialty dental services to its patients and the retail sale of dental products and is engaged in no other business whatsoever except as may be incidental to the foregoing.

     (S)3.5  Corporate Power and Authority.  Longhorn has all requisite
             -----------------------------
corporate power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors and the shareholders of Longhorn. This Agreement has been duly executed and delivered by Longhorn and constitutes the legal, valid and binding obligation of Longhorn enforceable against Longhorn in accordance with its terms. No other corporate action or proceeding by or in respect of Longhorn is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

     (S)3.6  Consents and Approvals.  Except for the consents described in
             ----------------------
Schedule 3.6, all of which shall be obtained prior to the Closing (unless otherwise expressly agreed by ADP in writing), neither the execution and delivery of this Agreement by Longhorn or the Longhorn Shareholder nor the consummation of the transactions contemplated by this Agreement require or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

     (S)3.7  Financial Statements.
             --------------------

          (a) Longhorn shall furnish to ADP the balance sheets for Longhorn as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the fiscal year then ended, including, in each case, the related notes (collectively, the "Financial Statements"). The Financial Statements as of and for the fiscal year ended December 31, 1995, are sometimes hereinafter referred to separately as the "1995 Financial Statements". The Financial Statements shall be prepared from and be in accordance with the books and records of Longhorn on a cash basis consistent with Longhorn's past practices, shall be initialed for identification by the Chief Executive Officer of Longhorn, and shall fairly present the financial condition of Longhorn as of the dates stated and the results of operations of Longhorn for the periods then ended.

          (b) When delivered in accordance with Section 4.2(a) of this Agreement, the balance sheet of Longhorn as of the most recent month-end prior to the Closing Date, and the related statements of income and retained earnings and cash flows for the period beginning on the first day of Longhorn's current fiscal year through the most recent month-end prior to the Closing (collectively, the "Interim Statements"), shall have been prepared on a basis consistent with that used in the Financial Statements, and shall fairly present the financial condition of Longhorn as of such date and the results of operations of Longhorn for such period then ended.

     (S)3.8  Undisclosed Liabilities.  Except as disclosed in Schedule 3.8,
             -----------------------
Longhorn does not have any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

          (a) Those set forth in the 1995 Financial Statements which have not been paid or discharged since the date thereof;

          (b) Those arising from and after the date of this Agreement under agreements or other commitments specifically identified in Schedule 3.20; and

          (c) Current liabilities (determined in accordance with generally accepted accounting principles) incurred since January 1, 1996, in transactions in the ordinary course of business consistent with past practices which are properly reflected on its books, are or will be properly reflected in the Interim Statements, and are not inconsistent with the other representations, warranties and agreements of Longhorn and the Longhorn Shareholder set forth in this Agreement.

     (S)3.9  Absence of Certain Changes.  Except as set forth in Schedule 3.9,
             --------------------------
since January 1, 1996, there has not been:

          (a) Any material adverse change in the business, operations, assets, properties, prospects, rights or condition (financial or otherwise) of Longhorn, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect");

          (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of Longhorn or any direct or indirect redemption, purchase or other acquisition by Longhorn of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

          (c) Any increase in amounts payable by Longhorn to or for the benefit of, or committed to be paid by Longhorn to or for the benefit of any stockholder, director, or officer of Longhorn, or any other consultant, agent or employee of Longhorn, or any relatives of any such person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person, excepting only reimbursement in the ordinary course of business, in a manner consistent with past practices, of out-of-pocket expenses incurred by employees of Longhorn directly in connection with Longhorn's business;

          (d) Any transaction entered into or carried out by Longhorn other than in the ordinary and usual course of its business;

          (e) Any borrowing or agreement to borrow funds by Longhorn, any incurring by Longhorn of any other obligation or liability (contingent or otherwise), except current liabilities incurred in the usual and ordinary course of business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by Longhorn;

          (f) Any material change in Longhorn's method of doing business or any change in its accounting principles or practices or its method of application of such principles or practices;

          (g) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of Longhorn;

          (h) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of Longhorn, other than in the usual and ordinary course of business;

          (i) Any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $10,000 for any one purchase or $25,000 for all such purchases made by Longhorn or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by Longhorn exceeding an aggregate of $10,000;

          (j) Any loan or advance made by Longhorn to any individual, firm, corporation or other entity;

          (k) Any material modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any term, condition or provision of any contract, agreement, license or other instrument to which Longhorn is a party, other than specific patient treatment plans and other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

          (l) Any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of Longhorn, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down; or

          (m) Any disciplinary or other similar action, proceeding, or investigation, of record or notice of which has been provided to Longhorn or the Longhorn Shareholder, taken by the Texas Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to Longhorn, the Longhorn Shareholder, or any employee of Longhorn or any of its affiliates.

     (S)3.10 Taxes.
             -----

          (a) Except as set forth in Schedule 3.10, Longhorn has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all taxes, assessments, fees and other governmental charges due from Longhorn, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the 1995 Financial Statements or the Interim Statements and will be timely paid. No claim has been made by authorities in any jurisdiction where Longhorn did not file tax returns that it is or may be subject to taxation therein.

          (b) Longhorn has delivered to ADP copies of all federal, state, local, and foreign income tax returns filed with respect to Longhorn for taxable periods ended on or after December 31, 1993. Schedule 3.10 sets forth the dates and results of any and all audits conducted by taxing authorities within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations.
     No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 3.10, all deficiencies proposed as a result of any audits have been paid or settled. There are no pending or threatened federal, state, local or foreign tax audits or assessments of Longhorn and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of Longhorn.

          (c) Except as set forth in Schedule 3.10, Longhorn is not on the date of this Agreement, nor will it be as of the Closing, liable for taxes, assessments, fees or governmental charges for which Longhorn has not made adequate provision, including setting aside a sufficient reserve to cover that potential liability in full in the 1995 Financial Statements or the Interim Statements.

          (d) There exists no tax-sharing agreement or arrangement pursuant to which Longhorn is obligated to pay the tax liability of any other person or entity, or to indemnify any other person or entity with respect to any tax.

             (e) Schedule 3.10 includes a list of all states, territories and jurisdictions to which any tax is properly payable by Longhorn.

     (S)3.11 Compliance with Law.  To the best knowledge of Longhorn and the
             -------------------
Longhorn Shareholder, Longhorn has complied and is in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority, agency, or instrumentality relating to Longhorn, or its business or properties, including without limitation all zoning, fire, safety, building, asbestos laws, ordinances, regulations and requirements, Environmental Laws (defined below), Governmental Reimbursement Laws (defined in (S)3.27), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees; federal and state antitrust and trade regulation laws applicable to competition generally or to agreements restricting, allocating or otherwise affecting geographic or product markets; all laws, rules, and regulations relating to the licensing or credentialing of dentists, endodontists, periodontists, prosthodontists, pediatric dentists, orthodontists, oral surgeons, certified registered dental assistants, hygienists, and other dental care professionals involved with the business of Longhorn; all federal or state laws and regulations relating to fraud and abuse; and all related laws, ordinances, regulations and requirements (collectively, the "Applicable Laws"); provided that the representations and warranties set forth in this sentence shall not extend or relate to activities of the owner or prior occupants of real property used by Longhorn but not owned by Longhorn or the Longhorn Shareholder, except to the extent such activities are known to Longhorn or the Longhorn Shareholder. Schedule 3.11 includes a list of all franchises, licenses, permits, consents, authorizations, approvals and certificates necessary for Longhorn to carry on its business as presently conducted (collectively, the "Permits"), each of which currently is owned by Longhorn and is valid and in full force and effect. Except as set forth in
Schedule 3.11, Longhorn is not in violation of any of the Permits, and there are no pending or threatened proceedings which could result in the revocation, cancellation or inability of Longhorn to renew any Permit. Except as set forth in Schedule 3.11, Longhorn has not been charged with or given notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of Longhorn). Except as set forth on
Schedule 3.11, (i) Longhorn has never disposed of, or contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, radioactive waste or sewage sludge, and
(ii) no such wastes, substances, or sludge generated by Longhorn have finally come to be located on any site which is or has been (including as a potential or suspect site) included in any published federal, state, or local "superfund" or other list of hazardous or toxic waste sites.

     For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, and local environmental laws, statutes, ordinances, and codes relating to the protection of public health or the environment (including without limitation any water, water vapor, land, subsurface, air, fish, wildlife, biota, and other natural resources) and/or governing the use, storage, treatment, generation, transportation, processing, handling, management, production, or disposal of solid wastes, medical wastes, toxic substances, hazardous wastes, hazardous substances, petroleum, petroleum based products, radio-nuclides, or other radioactive materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives of federal, state, and local government agencies and authorities with respect thereto.

     (S)3.12 Proprietary Rights.  Schedule 3.12 sets forth:
             ------------------

          (a) All material names, patents, inventions, trade secrets, customer lists, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which Longhorn owns or has the right to use or to which Longhorn is a party; and

          (b) All filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this section, together with the customer lists described below, being sometimes hereinafter referred to collectively as the "Proprietary Rights").

     Except as set forth in Schedule 3.12, Longhorn is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is no pending or threatened investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to Longhorn's right, title or interest in any Proprietary Right.

     Other than those Proprietary Rights listed in Schedule 3.12, no name, patent, invention, trade secret, patient list, customer list, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of Longhorn in substantially the same manner as such business is presently conducted. No business of Longhorn has been or is now being conducted in contravention of any trademark, copyright or other proprietary right of any third party.

     Except as set forth in Schedule 3.12, none of the Proprietary Rights: has been hypothecated, sold, assigned or licensed by Longhorn, or any other person, corporation, firm or other legal entity; infringe upon or violate the rights of any person, firm, corporation, or other legal entity; are subject to challenge, claims of infringement, unfair competition or other claims; or are being infringed upon or violated by any person, firm, corporation or other legal entity. Except as set forth in Schedule 3.12: Longhorn has not given, directly or indirectly, any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which Longhorn uses, licenses or sells; no product, process, method or operation presently sold, engaged in or employed by Longhorn infringes upon any rights owned by any other person, firm, corporation or other legal entity; and there is no pending or threatened claim or litigation against Longhorn contesting the right of Longhorn to sell, engage in or employ any such product, process, method, or operation.

     Longhorn has no exclusive rights to own, use and license others to use the computer software used by Longhorn (the "Software"). Schedule 3.12 lists and briefly describes, and Longhorn has provided to ADP true, correct and complete copies of, all material licenses, agreements, documents and other materials relating to the Software and to the rights of Longhorn therein. Longhorn has not licensed or otherwise authorized any other person to use or make use of all or any part of the Software, nor has Longhorn granted, assigned or otherwise conveyed any right in or to the Software.

     (S)3.13 Restrictive Documents or Laws.  With the exception of the matters
             -----------------------------
listed in Schedule 3.13, Longhorn is not a party to or bound under any mortgage, lien, lease, agreement, contract, instrument, law, order, judgment or decree, or any similar restriction not of general application which materially and adversely affects, or reasonably could be expected to so affect (a) the condition of Longhorn (financial or otherwise); (b) the continued operation by ADP of Longhorn's assets after the Closing on substantially the same basis as such assets are currently operated; or (c) the consummation of the transactions contemplated by this Agreement.

     (S)3.14 Insurance.  Longhorn has been and is insured with respect to its
             ---------
property and the conduct of its business in such amounts and against such risks as are sufficient for compliance with Applicable Laws and as are adequate to protect the properties and businesses of Longhorn in accordance with normal industry practice. Such insurance is and has been provided by insurers unaffiliated with Longhorn, which insurers are financially sound and reputable. Set forth in Schedule 3.14 is a true, correct and complete list of all insurance policies and bonds, if any, in force for which Longhorn is named as an insured party, or for which Longhorn has paid any premiums, and such lists correctly state the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amounts, if any, the expiration date and the premium amount of each such policy or bond. Except as disclosed in Schedule 3.14, all such policies or bonds are currently in full force and effect and no notice of cancellation or termination has been received by Longhorn with respect to any such policy or bond. Longhorn will continue all such policies and bonds in full force and effect through the Closing. All premiums due and payable on such policies and bonds have been paid. Except as disclosed in Schedule 3.14, Longhorn is not a co-insurer under any term of any insurance policy.

     (S)3.15 Bank Accounts, Depositories; Powers of Attorney.  Set forth in
             -----------------------------------------------
Schedule 3.15 is a true, correct and complete list of the names and locations of all banks or other depositories in which Longhorn has accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such Schedule 3.15, no person or entity has a power of attorney from Longhorn.

     (S)3.16 Title to and Condition of Properties.  Except as set forth in
             ------------------------------------
Schedule 3.16, Longhorn has good, valid and marketable title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all property and assets shown or reflected on the 1995 Financial Statements). Except as set forth in Schedule 3.16, all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including without limitation (a) rights or claims of parties in possession; (b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties and (h) violations of Environmental Laws and zoning, fire safety, building, and other laws, ordinances and regulations applicable to such properties. The current uses of all such properties are in compliance with all federal, state, local or other governmental building, zoning, health, safety, platting, subdivision or other law, ordinance or regulation, or any applicable private restriction, and such uses are legal conforming uses. Except as set forth in Schedule 3.16, no financing statement under the Uniform Commercial Code or similar law naming Longhorn as debtor has been filed in any jurisdiction, and Longhorn is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. Schedule 3.16 contains a complete and accurate legal description of all of the real property owned or leased by Longhorn (organized by category). Longhorn does not own or lease any other real property.

     Except as set forth in Schedule 3.16, all real property and structures and all machinery, equipment, and other tangible personal property owned, leased or used by Longhorn which are material to the operation of its business, are, to the best of Longhorn's and the Longhorn Shareholder's knowledge, suitable for the purpose or purposes for which they are being used (including full compliance with all laws and regulations relating to such use), and are in good condition and repair, ordinary wear and tear excepted. There are no material structural defects in the exterior walls or the interior bearing walls, the foundation or the roof of any building or other such structure owned or used by Longhorn, and the electrical, plumbing, heating systems, and air conditioning systems of all such structures are in good operating condition, ordinary wear and tear excepted. No hazardous waste or toxic material has been disposed of or discharged on, leaked from, or has otherwise contaminated any real property used by Longhorn. No hazardous waste or toxic material is stored upon or in any real property used by Longhorn (including without limitation any underground storage tanks). Neither Longhorn nor the Longhorn Shareholder has caused or permitted, and to the best of their knowledge no other party has caused or permitted, any hazardous waste or toxic material to be disposed of or discharged on, leaked from, or otherwise contaminate any real property used by Longhorn. Neither Longhorn nor the Longhorn Shareholder has caused or permitted, and to the best of their knowledge no other party has caused or permitted, any hazardous waste or toxic material to be stored upon or in any real property used by Longhorn (including without limitation any underground storage tanks). Longhorn has not received any notice of non-compliance or violations or threatened non-compliance or violations of any applicable Environmental Laws relating to any real property used by Longhorn. The utilities servicing the real properties used by Longhorn are adequate to permit the continued operation of the business of Longhorn, and there are no pending or threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially affect such continued operation.

     (S)3.17 Brokers, Finders.  The transactions contemplated by this Agreement
             ----------------
were not submitted to either Longhorn or the Longhorn Shareholder by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of either Longhorn or the Longhorn Shareholder, submitted to ADP by any broker or other person, and none of the actions of either Longhorn or the Longhorn Shareholder has given rise to any claim by any person for a commission, finder's fee or like payment against any of the Parties.

     (S)3.18 Legal Proceedings, etc.  Except as listed and described in Schedule
             -----------------------
3.18, there are no (and over the last five years there have been no) claims, proceedings, suits or investigations pending or overtly threatened against or relating to Longhorn (or any of its officers, directors, or shareholders in connection with the business or affairs of Longhorn), by or before any federal, state, local or foreign court or governmental body, agency, or authority. There are no such claims, proceedings, suits or investigations pending or threatened for the purpose of enjoining or preventing the consummation of the Asset Purchase or any other transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.18, neither Longhorn nor any of its officers, directors, or shareholders is subject to any judgment, order or decree, or any governmental restriction applicable to Longhorn, which has a reasonable probability of having a Material Adverse Effect, or which may materially adversely affect the ability of Longhorn to acquire any property or conduct business as is currently being conducted. Except as listed and described in Schedule 3.18, there are no facts, circumstances, or occurrences known to, or which reasonably should be known to, Longhorn or the Longhorn Shareholder, which may give rise to any claims, proceedings, or suits against Longhorn or any of its officers, directors, or shareholders.

     (S)3.19 ERISA.
             -----

             (a) Schedule 3.19 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by Longhorn or any affiliate (as defined below) and covers any employee or former employee of Longhorn or any affiliate or under which Longhorn or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to ADP together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under
Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA of such person or entity. The only Employee Plans which individually or collectively would constitute an

"employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as on Schedule 3.19.

          (b) No Employee Plan constitutes a "multiemployer plan," as defined in
Section 3(37) of ERISA, or a "defined benefit plan," as defined in Section 3(35) and subject to Title IV of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Pension Plan, whether or not waived. Full payment has been made of all amounts which Longhorn or any affiliate is required to have paid as contributions to or benefits under any Employee Plan as of the end of the most recent fiscal year thereof and there are no unfunded obligations under any Employee Plan that have not been disclosed to ADP in writing prior to the Closing. Neither Longhorn nor the Longhorn Shareholder knows of any "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan. No condition exists and no event has occurred that could constitute grounds for termination of any Retirement Plan, and neither Longhorn nor any of its affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make either Longhorn or any officer or director of Longhorn, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any Employee Plan or any fiduciary or administrator thereof in their capacities as such.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Longhorn has furnished to ADP copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Longhorn or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

          (e) Schedule 3.19 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Longhorn or any of its affiliates, and
(iii) covers any employee or former employee of Longhorn or any of its affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to ADP, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

          (f) Except as set forth in Schedule 3.19, there is no liability in respect of post-retirement health and medical benefits for retired employees of Longhorn or any of its affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Longhorn has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of Longhorn under the terms of any such plan and descriptions thereof given to employees. With respect to any of Longhorn's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been timely compliance in all material respects with all requirements imposed thereunder so that Longhorn and its affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

          (g) Except as set forth in Schedule 3.19, there has been no amendment to, written interpretation or announcement (whether or not written) by Longhorn or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended immediately prior to the Closing.

          (h) Except as set forth in Schedule 3.19, Longhorn is not a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any officer, consultant, director or employee.

          (i) The execution and consummation of the transactions contemplated by this agreement will not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of Longhorn that has not been specifically disclosed on Schedule 3.19 or which is not material to the financial condition or business of Longhorn.

          (j) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

     (S)3.20 Contracts.  Schedule 3.20 lists and briefly describes all
             ---------
contracts, purchase orders, agreements, leases, executory commitments, arrangements and understandings (written or oral) to which Longhorn is a party
(a) which, including all amendments and supplements thereto, are material to the condition, operations, assets or business of Longhorn, (b) which (i) involve payments or commitments in excess of $10,000 for any purchase order or $10,000 for any other contract, agreement, lease, commitment, arrangement, or understanding, or (ii) extend beyond one year (or both), unless cancelable on 60 or fewer days' notice without any liability, penalty or premium, (c) with any present or former stockholder, director or officer of Longhorn, or any person related by blood or marriage to any such person or any person or entity controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of Longhorn not terminable at will, (d) which provide for a discount from Longhorn's standard fee schedules, (e) which provide for the future purchase by Longhorn of any materials, equipment, services or supplies, which continue for a period of more than 12 months (including periods covered by any option to renew by either party) or which provide for a price materially in excess of current market prices or is in excess of normal operating requirements over its remaining term, or (f) which involve any of the following: (i) any borrowings or guarantees; (ii) any contracts containing covenants purporting to limit the freedom of Longhorn to compete in any line of business or provide any of their services in any geographic area; (iii) any obligation or commitment which limits the freedom of Longhorn to sell, lease, license or otherwise provide its services; (iv) any contract or agreement the performance of which can reasonably be expected to result in a loss to Longhorn; or (v) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person. All of such contracts, agreements, leases, commitments, and other arrangements and understandings are valid and binding, in full force and effect and enforceable in accordance with their respective provisions. Longhorn is not in violation of nor in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a default of any such contract, agreement, lease, commitment, arrangement or understanding.

     Except as set forth in Schedule 3.20, Longhorn has not received any notice from any third party payor or supplier to the effect that such third party payor or supplier will terminate its relationship or unilaterally modify any terms of that relationship, where applicable, with Longhorn as a result of any transaction contemplated by this Agreement or otherwise.

     Attached to Schedule 3.20 is a correct and complete copy of the fee schedule which is currently in effect under each agreement with a third party payor to which Longhorn is a party.

     Also attached to Schedule 3.20 is a correct and complete list of all dentists employed or retained by Longhorn.

     Schedule 3.20 sets forth an accurate and complete list of the 10 largest third party payors, as of the date of this agreement, in terms of revenue generation for Longhorn who currently contract with Longhorn for the performance of, and reimbursement for, dental services. Not less than five days prior to the Closing, Longhorn shall provide to ADP an accurate and complete certified list of (A) the 10 largest third party payors, as of that date, in terms of revenue generation for Longhorn who then contract with Longhorn for the performance of, and reimbursement for, dental services, and (B) all individuals enrolled as patients with Longhorn as at the last day of the fiscal month immediately preceding the Closing.

     (S)3.21 Accounts Receivable.  Set forth on Schedule 3.21 is a correct and
             -------------------
complete list of Longhorn's accounts receivable and notes receivable as of ______________, 1996, which, along with any accounts receivable and notes receivable arising between such date and the Closing, are or will be collectible in full, except for an allowance in the aggregate amount of $________ for uncollectible receivables, and are or will be valid and subsisting and represent or will represent sales actually made or services actually provided in the ordinary and usual course of business consistent with past practices (the "Receivables").

     Since December 31, 1995, there have been no accounts receivable of Longhorn converted to notes receivable or otherwise extended, except as listed in
Schedule 3.21, and from the date of this Agreement through the Closing, no accounts receivable (other than Governmental Receivables) of Longhorn will be converted to notes receivable, written off or otherwise extended without the prior written consent of ADP.

     Schedule 3.21 includes a list of all amounts payable to Longhorn by any Affiliate of Longhorn (the "Related Party Receivables") and all amounts payable by Longhorn to any Affiliate of Longhorn (the "Related Party Payables") as of December 31, 1995, specifying the payor, payee, and amount of each Related Party Receivable and Related Party Payable. For purposes of this Agreement, other than for (S)3.19, above, an "Affiliate" of Longhorn shall mean any shareholder, director, officer, employee, representative, or other agent of Longhorn, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with Longhorn or any such other person or entity.

     (S)3.22 No Conflict or Default.  Except for the consents described in
             ----------------------
Schedule 3.22, all of which shall be obtained prior to the Closing (unless otherwise expressly agreed by ADP in writing), neither the execution and delivery of this Agreement by Longhorn and the Longhorn Shareholder, nor compliance by Longhorn and the Longhorn Shareholder with the terms and provisions of this Agreement, including without limitation the consummation of the transactions contemplated by this Agreement, will violate in any manner any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the articles or certificate of incorporation or bylaws of Longhorn or of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation or instrument to which Longhorn is a party or by which Longhorn or any of its respective assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Longhorn, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Longhorn.

     (S)3.23 Books of Account; Records.  Longhorn's general ledgers, stock
             -------------------------
record books, minute books and other corporate records relating to the material assets, properties, contracts and outstanding legal obligations of Longhorn are, in all material respects, complete and correct, and have been maintained in accordance with Longhorn's existing business practices, and the matters contained therein are appropriate and accurately reflected in the 1995 Financial Statements and the Interim Statements.

     (S)3.24 Officers, Employees and Compensation.  Schedule 3.24 sets forth the
             ------------------------------------
names of all directors and officers of Longhorn, their respective terms of office, the total salary, bonus, fringe benefits and perquisites each received in the fiscal year ended December 31, 1995, and any changes to the foregoing which have occurred subsequent to December 31, 1995; Schedule 3.24 also lists and describes the current compensation of any other employee of Longhorn whose total current salary and bonus exceeds $35,000 annually and any consultant, advisor, or independent contractor whose compensation exceeds $5,000 annually. No changes will be made by Longhorn in the amount or kind of any compensation being paid or provided to any individual listed in Schedule 3.24 from the amounts and kinds of compensation described therein prior to the Closing without ADP's prior written consent. Except as disclosed in Schedule 3.24, there are no other forms of compensation paid to any such director, officer or employee of Longhorn. Except as disclosed in Schedule 3.24, the provisions for wages and salaries accrued in the 1995 Financial Statements are, and such provisions accrued on the Interim Statements will be, adequate for wages and salaries and other compensation to its employees, including without limitation vacation pay, sick pay, accrued compensation to any dentist, and all commissions and other fees payable to agents, salesmen and representatives of Longhorn. Except as set forth in Schedule 3.24, Longhorn has not become obligated, directly or indirectly, to any stockholder, director or officer of Longhorn or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Schedule 3.24, no stockholder, director, officer, agent or employee of Longhorn or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, Longhorn. Longhorn has no agreement or understanding with any of its stockholders, directors, officers, employees or representatives which would influence any such person not to become associated with ADP from and after the Closing or from serving Longhorn after the Closing in a capacity similar to the capacity presently held. Except as set forth in Schedule 3.24, no employee of Longhorn, to the best knowledge of Longhorn and the Longhorn Shareholder, has a present intention to leave the employ of Longhorn or has taken any action indicative of leaving the employ of Longhorn.

     (S)3.25 Labor Relations.  Longhorn has complied in all respects with all
             ---------------
applicable federal, state and local laws, rules, and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees and the payment of premiums and benefits under applicable worker compensation laws. Except as set forth in Schedule 3.25, no employees of Longhorn are represented by any labor union or covered under any collective bargaining agreement, and there is no unfair labor practice complaint against Longhorn pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or threatened against or involving Longhorn. No labor grievance has been filed with Longhorn and no arbitration proceeding, which has had or may have such an effect has arisen out of or under a collective bargaining or other labor agreement and is pending and no claim therefor has been asserted. No collective bargaining or other labor agreement is currently being negotiated by Longhorn and no union or collective bargaining unit represents Longhorn's employees. Longhorn has not experienced any work stoppage or other material labor difficulty during the past five years.

     (S)3.26 Suppliers and Third Party Payors.  Except as set forth in Schedule
             --------------------------------
3.26, no supplier of products or services to Longhorn has given notice to Longhorn that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to Longhorn either prior to, or following the consummation of, the Asset Purchase. Schedule 3.26 sets forth (a) a list of all third party payors who have terminated their relationships with Longhorn since January 1, 1996, or have notified Longhorn or the Longhorn Shareholder since January 1, 1996, that they intend to terminate their relationships with Longhorn, and (b) the gross receipts received from such third party payors for the 12-month period ending on December 31, 1995. Except as set forth in Schedule 3.26, Longhorn and the Longhorn Shareholder do not know of any loss of a relationship with any third party payor that alone or in the aggregate comprises more than 1% of fiscal 1995 actual revenues of Longhorn as shown in the 1995 Financial Statements that has indicated that it is considering or plans to discontinue using Longhorn as its provider of dental services as a result of the Asset Purchase or otherwise.

     (S)3.27 Medicare and Medicaid.  Except as set forth in Schedule 3.27,
             ---------------------
neither Longhorn nor any dentist employed by Longhorn is a provider of dental services through Medicare, Medicaid, or any other governmental health care reimbursement program (collectively, the "Governmental Programs"), nor has or does Longhorn or any such dentist received or expect to receive any reimbursement under any such Governmental Programs. Neither Longhorn nor any employee or other agent of Longhorn has violated any law, statute, rule, regulation, or order under or relating to any Governmental Program, including without limitation those relating to fraud and abuse (the "Governmental Reimbursement Laws").

     (S)3.28 Investment Intent.  The Longhorn Shareholder:  (a) is a resident of
             -----------------
the State of Texas; (b) is (i) an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, and (ii) by reason of his business and financial experience, and the business and financial experience of those persons advising him with respect to Longhorn's investment in the ADP Shares and the Note, he, together with such advisors, has such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of Longhorn's prospective investment in the ADP Shares and the Note; (c) to his satisfaction, has been provided the opportunity to ask questions and receive answers from ADP concerning the terms and conditions of the ADP Shares and the Note to be received in the Asset Purchase, has had all such questions answered, and has been supplied all additional information deemed necessary by him to verify the accuracy of all information provided; (d) is causing Longhorn to acquire the ADP Shares and the Note for its own account for investment purposes only and without any view towards resale or other distribution; (e) except for the representations and warranties of ADP expressly set forth in Article II of this Agreement, no representations or warranties have been made to him by or on behalf of ADP in connection with this transaction, and in causing Longhorn to make its investment in the ADP Shares, he is relying on the results of his own independent investigation; (f) understands that an investment by Longhorn in the ADP Shares and the Note is a speculative investment and has determined that Longhorn can bear the economic risks of its investment in the ADP Shares and the Note, can afford a complete loss of such investment, and is not relying upon any representation or warranty made by ADP, or any officer, director, shareholder, employee, agent, or representative of ADP regarding the value of the ADP Shares and the Note; (g) understands that the issuance of the ADP Shares and the Note as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the ADP Shares and the Note are not and will not be registered under the Securities Act, the Securities Exchange Act of 1934, or any state securities laws, and that there will be no public market for the ADP Shares and the Note; (h) agrees that any certificates evidencing the ADP Shares acquired by Longhorn shall contain a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and may not be sold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, requiring delivery to ADP of a legal opinion of or satisfactory to its legal counsel that such exemption is applicable; (i) agrees that ADP can issue stop transfer instructions to its transfer agent prohibiting transfer of the ADP Shares to be acquired by Longhorn except in compliance with the provisions of the Securities Act, applicable state securities laws, this Agreement, and the Shareholders Agreement (defined in (S)4.2(i), below); and (j) understands that the ADP Shares will be subject to additional transfer, voting, and other restrictions pursuant to the Shareholders Agreement.

     (S)3.29 Disciplinary Actions.  Except as set forth in Schedule 3.29, during
             --------------------
the three year period ending on December 31, 1995, there have been no disciplinary or other similar actions, proceedings, or investigations, of record or notice of which has been provided to Longhorn or the Longhorn Shareholder, taken by the

Texas Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to Longhorn, the Longhorn Shareholder, or any employee of Longhorn or any of its affiliates.

     (S)3.30 Complete Disclosure.  No representation or warranty by either
             -------------------
Longhorn or the Longhorn Shareholder in this Agreement or the Longhorn Schedules contains, or will contain as of the Closing, any untrue statement of a material fact or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE IV
                           COVENANTS OF THE PARTIES
                           ------------------------

     (S)4.1  Mutual Covenants.
             ----------------

          (a)  General.  Each Party shall use all reasonable efforts to take all
               -------
     actions and do all things necessary, proper or advisable to consummate the Asset Purchase and the other transactions contemplated by this Agreement, including without limitation using all reasonable efforts to cause the conditions set forth in this Article for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request.

          (b)  Governmental Matters.  Each Party shall use all reasonable
               --------------------
     efforts to take any action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

     (S)4.2  Covenants of Longhorn and the Longhorn Shareholder.  Longhorn and
             --------------------------------------------------
the Longhorn Shareholder jointly and severally agree that:

          (a)  Delivery of Interim Statements.  Longhorn shall cause the Interim
               ------------------------------
     Statements to be delivered to ADP as soon as is reasonably practicable.

          (b) Conduct of Business.  Except as otherwise expressly contemplated
              -------------------
     by this Agreement, from the date of this Agreement until the Closing (the "Pre-Closing Period"): (i) neither Longhorn nor the Longhorn Shareholder shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Longhorn, or otherwise, that would be contrary to or in breach of any of the provisions of this Agreement or which would cause any of their representations and warranties contained in this Agreement to be or become untrue in any material respect; (ii) Longhorn shall conduct its business in the ordinary course consistent with its past practices; and (iii) Longhorn and the Longhorn Shareholder shall use all reasonable efforts to preserve Longhorn's business organizations intact, keep available to Longhorn and ADP the present services of Longhorn's nonprofessional employees, keep available for the New PC (defined in (S)4.2(j), below) the services of Longhorn's professional employees, and preserve for Longhorn and ADP the goodwill and all agreements with third parties with whom business relationships exist. Without limiting the generality of the foregoing, during the Pre-Closing Period, except as otherwise expressly contemplated by this Agreement or with the prior written consent of ADP, Longhorn shall not:

                 (i) Adopt or propose any change in its articles or certificate of incorporation or bylaws; adjust, split, combine, or reclassify any of its capital stock; or make any other changes in its authorized or issued capital stock;

                (ii) Redeem, purchase, or otherwise acquire any shares of its capital stock; grant any person or entity any right to acquire any shares of its capital stock; issue, deliver, sell, or agree to issue, deliver, or sell, any additional shares of its capital stock or any other securities other than issuances of the capital stock of Longhorn upon the exercise of any currently outstanding options to acquire such shares set forth in Schedule 3.2; or enter into any agreement or arrangement with respect to the sale or voting of its shares of capital stock;

               (iii) Merge or consolidate with any other person or entity or acquire a material amount of assets of any other person or entity;

                (iv) Sell, lease, license, pledge, encumber, or otherwise dispose of any assets or property other than in the ordinary course of business consistent with past practices;

                 (v) Incur, create, assume, or otherwise become liable for any indebtedness other than indebtedness incurred in the ordinary course of business consistent with past practices (but subject in any event to (S)4.2(g) of this Agreement);

                (vi) Enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant, or employee except in the ordinary course of business consistent with past practices;

               (vii) Adopt, amend or terminate any employee benefit plan, except in accordance with (S)3.19, above, or increase, amend, or terminate any benefits to officers, directors, consultants, or employees;

              (viii) Modify in any material way or terminate any of the contracts listed or required to be listed in Schedule 3.20 except in the ordinary course of business consistent with past practices;

                (ix) Settle any claims, litigation, or actions, whether now pending or hereafter made or brought, unless such settlement does not and could not have a Material Adverse Effect on Longhorn;

                 (x) Engage in any transaction, or enter into any agreement, contract, lease, or other arrangement or understanding, with any Affiliate of Longhorn, except for any transactions agreed to in writing by ADP; or

                (xi)  Agree or commit to do any of the foregoing.

          Notwithstanding the foregoing to the contrary or (S)4.2(h), below, during the Pre-Closing Period: (A) Longhorn may make normal distributions to the Longhorn Shareholder, consistent with the general practices of Longhorn prior to September 20, 1996; and (B) in connection with the construction of two new dental facilities in Killeen, Texas, and South Austin, Texas, Longhorn may incur debt up to $_________ for the financing of such construction on commercially reasonable terms (the "New Facilities Debt") and shall not incur any additional debt in connection with such construction without the prior written approval of ADP.

          (c) Exclusive Rights.  Neither Longhorn nor the Longhorn Shareholder,
              ----------------
     nor any of their respective Affiliates or representatives shall, directly or indirectly, solicit (including without limitation by way of furnishing or making available any non-public information concerning the business, properties or assets of Longhorn) or engage in negotiations or discussions with, disclose any of the terms of this Agreement to, accept any offer from, furnish any information to, or otherwise cooperate, assist or participate with any person or organization (other than ADP and its representatives) regarding any Acquisition Proposal (defined below), except that any person or entity making an Acquisition Proposal may be informed of the restrictions contained in this sentence. Longhorn and the Longhorn Shareholder shall notify ADP promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, Longhorn or the Longhorn Shareholder. For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal, including without limitation any expression of interest, whether written or not, received by the Longhorn Shareholder or Longhorn prior to the Closing regarding the acquisition by purchase, merger, lease, or otherwise of any capital stock of Longhorn, any of the business of Longhorn, or any material assets, customer relationships or other operations of Longhorn.

          (d) Access to Records and Other Due Diligence.  During the Pre-Closing
              -----------------------------------------
     Period, Longhorn shall: (i) make or cause to be made available to ADP and its representatives, attorneys, accountants and agents, for examination, inspection, and review, the assets and property of Longhorn and all books, contracts, agreements, commitments, records and documents of every kind relating to Longhorn's business, and shall permit ADP and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times, including without limitation access to all tax returns filed and in preparation and all audit and other work papers of any accountants retained by Longhorn and all reports to management and related responses; (ii) permit representatives of ADP to interview suppliers, customers, and personnel of Longhorn; and (iii) permit representatives of ADP to participate in all aspects of the preparation of the Interim Statements.

          (e) Disclosures.  After the date of this Agreement, neither Longhorn
              -----------
     nor the Longhorn Shareholder shall: (i) disclose to any person, association, firm, corporation or other entity (other than ADP or those designated in writing by ADP) in any manner, directly or indirectly, any proprietary information or data relevant to the business of Longhorn, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than ADP or those designated in writing by ADP) to use, in any manner, directly or indirectly, any such information or data, excepting only (A) use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this section by Longhorn or the Longhorn Shareholder, and (B) disclosures of information to employees of Longhorn who need to know such information and use of such information by employees of Longhorn who need to use such information, in each use only to the extent necessary for the benefit of Longhorn or ADP.

          (f)  Employee Retention.  Longhorn and the Longhorn Shareholder
               ------------------
     understand that in ADP's view it is essential to the successful operation of the business of Longhorn that Longhorn retain substantially unimpaired its operating organization, except for any changes contemplated by this Agreement. During the Pre-Closing Period, Longhorn and the Longhorn Shareholder shall endeavor in good faith at all times to maintain good relations with all Longhorn employees.

          (g)  Affiliate Indebtedness.  During the Pre-Closing Period, neither
               ----------------------
     Longhorn nor the Longhorn Shareholder shall cause or permit Longhorn to make any advances, loans, or extensions of credit to any Affiliate of Longhorn, or otherwise increase the Related Party Receivables owed to Longhorn by any Affiliate of Longhorn.

          (h)  Dividends and Distributions.  Subject to the last sentence of
               ---------------------------
     (S)4.2(b), above, during the Pre-Closing Period, Longhorn shall not, and the Longhorn Shareholder shall not permit Longhorn to, declare, set aside or pay any dividend or any distribution (in cash or in kind) to any of its shareholders.

          (i)  Shareholders Agreements.  At the Closing Longhorn or the Longhorn
               -----------------------
     Shareholder shall execute a Shareholders Agreement in the form attached as Exhibit K to this Agreement (the "Shareholders Agreement").

          (j)  Formation of New PC.  Prior to the Closing, the Longhorn
               -------------------
     Shareholder shall form a new professional corporation or other entity satisfactory to ADP and Longhorn to operate after the Closing the professional dental practice currently operated by Longhorn (the "New PC"). The New PC shall have the name "L. Crane & Associates, P.C." and do business as Longhorn Dental Associates pursuant to the license for such use granted by American to the New PC under the Service Agreement. At or prior to the Closing, the patient records of Longhorn, any patient agreements not assigned to American under (S)1.1(f) of this Agreement, any employment agreements between Longhorn and its dentists, and any other assets of Longhorn which are not to be transferred to American and which are necessary for the operation by the New PC of the dental practice operated by Longhorn shall be transferred to the New PC on terms satisfactory to ADP. The Longhorn Shareholder shall have until June 30, 1997, to (i) cause the ownership of the New PC to be restructured so that not less than 49% is owned by other dentist-employees of the New PC who are, and whose percentage ownership interests and the terms of such interests are, reasonably satisfactory to American; and (ii) cause each such dentist-employee to enter into an employment agreement with the New PC in the form attached as Exhibit L-1 to this Agreement; provided that, in the event the conditions set forth in this sentence are not satisfied, ADP's designee shall have the right to acquire all of the issued and outstanding shares of capital stock of the New PC pursuant to an option agreement in the form attached as Exhibit L-2 to this Agreement, which shall be executed by ADP and the Longhorn Shareholder at the Closing.

          (k)  Notices of Certain Events.  Longhorn and the Longhorn Shareholder
               -------------------------
     shall promptly notify ADP of:

               (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) Any notice or other communication from any third party payor that any agreement with such payor will be, is being, or has been terminated or otherwise adversely amended;

               (iii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

               (iv) Any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Longhorn or the Longhorn Shareholder, threatened against, relating to, involving, or otherwise affecting the Longhorn Shareholder, Longhorn, or any of its property which, if in existence on the date of this Agreement would have been required to have been disclosed by Longhorn and the Longhorn Shareholder pursuant to (S)3.18 or which relate to the consummation of the transactions contemplated by this Agreement; and

               (v) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of the Longhorn Shareholder incorrect or incomplete in any material respect.

          (l)  Representations and Warranties.  At the Closing, Longhorn and the
               ------------------------------
     Longhorn Shareholder shall deliver to ADP a certificate, in form and content reasonably satisfactory to ADP, confirming that the representations and warranties set forth in Article III of this Agreement are correct and complete in all material respects.

          (m)  Noncompetition.  For a period of two years after the Closing,
               --------------
     neither Longhorn nor the Longhorn Shareholder shall directly or indirectly (whether individually or as a shareholder or other owner, partner, member, director, officer, employee, consultant, creditor, or agent of any person, association, or other entity):

               (i) Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which provides management, consulting or other similar services of the type provided by any Affiliated Company (defined below) to any practice providing dental, orthodontic, periodontic, prosthodontic, endodontic, or other professional dental services, pediatric dentistry, or oral surgery anywhere in the Restricted Territory (defined below);

               (ii) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others; or

               (iii) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company.

          For purposes of this (S)4.2(m), (A) "Affiliated Company" shall mean ADP and all subsidiaries or affiliates of ADP other than Summit Ventures IV, L.P., Noro-Moseley Partners III, L.P., and their respective affiliates which are not engaged in a business similar to that of ADP or its subsidiaries; and (B) "Restricted Territory" shall mean a radius of 30 miles from any facility or operation leased, owned, managed, or operated by American.

          (n)  Injunctive Relief.  Longhorn and the Longhorn Shareholder
               -----------------
     acknowledge and agree that ADP's remedies at law for any violation or attempted violation of any of Longhorn's or the Longhorn Shareholder's obligations under this Article would be inadequate, and agree that in the event of any such violation or attempted violation, ADP shall be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available to ADP from time to time.

     (S)4.3  Covenants of ADP.  ADP agrees that:
             ----------------

          (a)  Representations and Warranties.  At the Closing, ADP shall
               ------------------------------
     deliver to Longhorn and the Longhorn Shareholder a certificate, in form and substance reasonably satisfactory to the Longhorn Shareholder, confirming that the representations and warranties set forth in Article II of this Agreement are correct and complete in all material respects.

          (b)  Non-Solicitation of Longhorn Employees.  In the event that the
               --------------------------------------
     Closing of the Asset Purchase does not occur as provided in this Agreement, ADP shall not, for a period of two years after the date of this Agreement, solicit any of Longhorn's employees to leave the employ of Longhorn.


                                   ARTICLE V
                                   CONDITIONS
                                   ----------

     (S)5.1  Mutual Conditions.  The obligations of the Parties to consummate
             -----------------
the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by both Longhorn and ADP:

          (a)  Legal Prohibition.  No temporary restraining order, preliminary
               -----------------
     or permanent injunction or other order or decree which prevents the consummation of the Asset Purchase or the other transactions contemplated by this Agreement having been issued and remaining in effect, and no statute, rule or regulation having been enacted by any state or federal government or governmental agency, which would prevent the consummation of the Asset Purchase or the other transactions contemplated by this Agreement.

          (b)  Service Agreement.  The New PC and American shall have entered
               -----------------
     into a Service Agreement in the form attached as Exhibit M to this Agreement (the "Service Agreement").

          (c)  Governmental Approvals.  Any governmental or other approvals or
               ----------------------
     reviews of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated thereunder, or Longhorn's governance documents shall have been received.

          (d)  Escrow Agreement.  The Escrow Agreement shall have been executed
               ----------------
     and delivered by the Escrow Agent to Longhorn and American.

          (e)  Registration Rights Agreement.  At the Closing, ADP and Longhorn
               -----------------------------
     shall execute a registration rights agreement in the form attached to this Agreement as Exhibit N.

     (S)5.2 Conditions to Obligations of Longhorn and the Longhorn Shareholder.
            ------------------------------------------------------------------
The obligations of Longhorn and the Longhorn Shareholder to consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by Longhorn or the Longhorn Shareholder in writing:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of ADP set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

          (b)  Performance of Agreement.  ADP shall have performed and observed
               ------------------------
     in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

          (c)  Certificate.  ADP shall have furnished Longhorn and the Longhorn
               -----------
     Shareholder with a certificate dated the Closing Date signed by its president to the effect that the conditions set forth in (S)(S)5.2(a) and
     (b) have been satisfied.

          (d)  Opinion of Counsel.  Longhorn and the Longhorn Shareholder shall
               ------------------
     have received the legal opinion, dated the Closing Date, of Baker & Hostetler, counsel to ADP, in substantially the form attached to this Agreement as Exhibit O.

          (e)  Authority.  Longhorn shall have received evidence satisfactory to
               ---------
     it that this Agreement and the transactions contemplated by this Agreement have been properly authorized by ADP.

          (f)  Restrictive Conditions.  ADP shall be free from any agreements,
               ----------------------
     restrictions or conditions which in the reasonable opinion of Longhorn would have a material adverse effect upon ADP's ability to consummate this transaction.

     (S)5.3  Conditions to Obligations of ADP and American.  The obligations of
             ---------------------------------------------
ADP to consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by ADP in writing:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Longhorn and the Longhorn Shareholder set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

          (b)  Performance of Agreement.  Longhorn and the Longhorn Shareholder
               ------------------------
     shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Closing.

          (c)  Certificate.  Longhorn and the Longhorn Shareholder shall have
               -----------
     furnished ADP with a certificate dated the Closing Date signed by Longhorn and the Longhorn Shareholder to the effect that the conditions set forth in
     (S)(S)5.3(a) and (b) have been satisfied.

          (d)  Reorganization.  The Longhorn Shareholder shall have caused the
               --------------
     reorganization or restructuring of Longhorn into the New PC, as described in (S)4.2(j), on terms satisfactory to ADP and such that the Asset Purchase complies with all applicable federal and state laws and regulations.

          (e)  Structure of New PC.  The New PC shall have been formed as
               -------------------
     described in the first two sentences of 4.2(j), and ADP shall be satisfied with the organizational and operational documents and structures of the New PC.

          (f)  Authority.  ADP shall have received evidence satisfactory to it
               ---------
     that this Agreement and the transactions contemplated by this Agreement have been properly authorized by Longhorn and the New PC.

          (g)  Professional Personnel.  ADP confirming to its satisfaction that
               ----------------------
     the professional personnel employed or otherwise retained by the New PC support the transactions contemplated by this Agreement, including without limitation the formation and operation of the New PC and the ability of the New PC to support its obligations under the Service Agreement.

          (h)  Financial Statements.  Longhorn shall have delivered to ADP the
               --------------------
     Financial Statements and the Interim Statements.

          (i)  Opinion of Counsel.  ADP shall have received the legal opinion,
               ------------------
     dated the Closing Date, of Richie & Gueringer, P.C., counsel to Longhorn and the Longhorn Shareholder, in the form attached to this Agreement as Exhibit P.

          (j)  Existing Employment and Deferred Compensation Agreements.  At or
               --------------------------------------------------------
     prior to the Closing, Longhorn shall have terminated all employment agreements or arrangements (including without limitation all individual disability and deferred compensation arrangements) between Longhorn and any of its employees.

          (k)  Employment and Noncompetition Agreement with ADP.   Each of the
               ------------------------------------------------
     Longhorn Shareholder, Lisa Crane, and Brent Fox shall have entered into an employment and noncompetition agreement with ADP or American substantially in the forms attached to this Agreement as Exhibits Q, R, and S, respectively.

          (l)  Employment and Noncompetition Agreements of the New PC.  The New
               ------------------------------------------------------
     PC shall have entered into employment agreements with each of its professional employees as required by the Service Agreement, including without limitation an employment and non-competition agreement with the Longhorn Shareholder on terms consistent economically with the Longhorn Shareholder's current employment agreement with Longhorn and on such additional terms and conditions as are satisfactory to ADP and the Longhorn Shareholder.

          (m)  Third Party Consents.  ADP shall have received all necessary or
               --------------------
     appropriate third party consents and approvals relating to this Agreement and the transactions contemplated by this Agreement, and ADP shall be satisfied that all significant contracts of Longhorn shall remain in full force and effect after the Closing in accordance with the terms and conditions of such contracts, subject to any modifications required by this Agreement.

          (n)  Restrictive Conditions.  Longhorn and the Longhorn Shareholder
               ----------------------
     shall be free from any agreements, restrictions or conditions which in the reasonable opinion of ADP would have a material adverse effect upon Longhorn's financial condition, operations, prospects, assets, business, or ability to consummate this transaction.

          (o)  Defaults.  No material agreement or other document or restriction
               --------
     to which Longhorn or the Longhorn Shareholder is subject being in default or being breached by the transactions contemplated by this Agreement, which in either case in the reasonable opinion of ADP would have a material adverse effect on Longhorn's financial condition, operations, prospects, assets, or business or on the ability of Longhorn or the Longhorn Shareholder to consummate the transactions contemplated by this Agreement.

          (p)  Material Adverse Changes.  No material adverse change having
               ------------------------
     occurred in Longhorn's financial condition, operations, prospects, assets, or business.

          (q)  [Intentionally left blank.]

          (r)  Compliance with Laws.  ADP shall have (i) received evidence
               --------------------
     reasonably satisfactory to it that the business of Longhorn has been, at all times prior to the Closing, in compliance in all material respects with all Applicable Laws relating directly or indirectly to the provision of dental services; and (ii) confirmed to its satisfaction that the transactions contemplated by this Agreement will be in compliance with all applicable federal and state laws and regulations.

          (s)  Release of Liens.  ADP shall have received evidence satisfactory
               ----------------
     to it that all mortgages, pledges, liens, security interests, and encumbrances on any of the Assets have been released, except for such mortgages, pledges, liens, security interests, and encumbrances which secure any of the Assumed Liabilities.

                                   ARTICLE VI
                           TERMINATION AND AMENDMENT
                           -------------------------

     (S)6.1  Termination.
             -----------

          (a)  Termination by Longhorn and the Longhorn Shareholder.  This
               ----------------------------------------------------
     Agreement may be terminated and cancelled at any time prior to the Closing by Longhorn and the Longhorn Shareholder: (i) if (A) any of the representations or warranties of ADP contained in this Agreement or the ADP Schedules, if any, shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by ADP under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by ADP of written notice of such occurrence from Longhorn and the Longhorn Shareholder; or (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Asset Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable.

          (b)  Termination by ADP.  This Agreement may be terminated and
               ------------------
     cancelled at any time prior to the Closing by ADP: (i) if (A) any of the representations or warranties of Longhorn or the Longhorn Shareholder contained in this Agreement or the Longhorn Schedules shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by Longhorn or the Longhorn Shareholder under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by Longhorn and the Longhorn Shareholder of written notice of such occurrence from ADP; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Asset

     Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable; (iii) in the event of a material adverse loss or damage to, or condemnation of the property or assets of Longhorn, it being understood among the Parties that none of the risk of any such loss or damage prior to the Closing shall be borne by ADP; or (iv) if the Closing has not occurred on or before December 31, 1996.

     (S)6.2  Amendment.  This Agreement may not be amended except by an
             ---------
instrument in writing signed by all of the Parties.

     (S)6.3  Extension; Waiver.  At any time prior to the Closing, ADP (with
             -----------------
respect to Longhorn) and Longhorn (with respect to ADP) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other Party; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

     (S)7.1  Survival of Representations, Warranties and Agreements.
             ------------------------------------------------------

             (a) Subject to the limitations set forth in (S)7.3, below, and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of ADP, all representations, warranties, covenants and agreements of Longhorn and the Longhorn Shareholder in this Agreement and in any other documents executed or delivered by Longhorn or the Longhorn Shareholder pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (the "Additional Documents") shall survive the execution, delivery and performance of this Agreement and the Additional Documents. All representations and warranties of Longhorn and the Longhorn Shareholder set forth in this Agreement and in the Additional Documents shall be deemed to have been made again by Longhorn and the Longhorn Shareholder at and as of the Closing.

             (b) As used in this Article, any reference to a representation, warranty or covenant contained in any section of this Agreement shall include the Schedule relating to such section.

     (S)7.2  Indemnification.
             ---------------

             (a) Subject to the limitations set forth in (S)7.3, below, Longhorn and the Longhorn Shareholder, jointly and severally, shall indemnify and hold harmless ADP from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by ADP, directly or indirectly, as a result of or arising from: (i) any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the Longhorn Shareholder or Longhorn in this Agreement or the Additional Documents; or (ii) any Excluded Liability (defined below).

             (b) For purposes of this Agreement: (i) the term "Excluded Liability" shall include (A) any and all claims of any holder of any legal or beneficial interest in the Longhorn Shares which are based upon, related to, or arise out of any agreements, transactions, acts, or omissions made or occurring prior to the Closing, including without limitation the claims of any such holder who dissents with respect to the Asset Purchase, excepting only any claims against ADP or American arising out of the failure of either of them to perform their respective obligations under this Agreement; (B) any and all claims of any third party or governmental agency or entity based upon, arising out of or related to (1) non-compliance by Longhorn with any Applicable Laws prior to the Closing, or
     (2) the matters set forth on Schedule 3.18, 3.25, and 3.29; and (ii) the term "Indemnifiable Claims" shall mean the matters with respect to which ADP is entitled to indemnification under (S)7.2(a).

             (c) For purposes of this Article, all Damages shall be computed net of any insurance coverage which reduces the Damages that would otherwise be sustained; provided that in all cases the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

             (d) ADP shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in (S)7.2(a), above, if the same shall be suffered by any parent, subsidiary or affiliate of ADP, including without limitation American.

     (S)7.3  Limitations on Indemnification.  Rights to indemnification under
             ------------------------------
(S)7.2(a)(i) are subject to the following limitations:

             (a) ADP shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim under (S)7.2(a) arising out of a breach of a representation or warranty (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $25,000, in which event the indemnity provided for above shall be effective only with respect to such Damages in excess of such aggregate amount; provided, however, that the dollar limitations and thresholds in this (S)7.3(a) shall not apply to any Indemnifiable Claim relating to a breach of the representations and warranties set forth in
     (S)(S)3.2, 3.3, 3.5, and 3.11 (to the extent such (S)3.11 relates to Governmental Reimbursement Laws, licensing and credentialing of professional personnel, and Environmental Laws).

             (b) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.10 of this Agreement shall terminate on the expiration of the respective periods of limitations applicable to assessment and collection of taxes under laws then applicable to such taxes, with respect to the representations and warranties as to the absence of unpaid or undisclosed taxes (including any interest, penalties or expenses) of Longhorn.

             (c) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.19 of this Agreement shall terminate upon expiration of the respective statutes of limitation applicable to the items addressed in such section.

             (d) The obligation of indemnity with respect to the representations and warranties contained in (S)(S)3.2, 3.3, 3.5, and 3.11 (to the extent such (S)3.11 relates to Governmental Reimbursement Laws, licensing and credentialing of professional personnel, and Environmental
     Laws) of this Agreement shall not expire; and the obligation of indemnity shall terminate on the date which is 18 months after the date of the Closing with respect to (i) the representations and warranties regarding good condition and repair of Longhorn properties contained in the first sentence of the second paragraph of (S)3.16, and (ii) all of the representations and warranties contained in the second sentence of the second paragraph of (S)3.16.

             (e) The obligation of indemnity with respect to the representations and warranties set forth in Article III of this Agreement other than those addressed in the immediately preceding subsections (b),
     (c), and (d) shall terminate on the date which is 90 days after the third anniversary of the Closing.

             (f) The foregoing provisions of this (S)7.3 notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by ADP to Longhorn or the Longhorn Shareholder, or a suit or action based upon a claimed breach is commenced against Longhorn or the Longhorn Shareholder, ADP shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from Longhorn or the Longhorn Shareholder or both (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

     (S)7.4  Procedure for Indemnification with Respect to Third Party Claims.
             ----------------------------------------------------------------

             (a) If ADP desires to seek indemnification under this Article with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to Longhorn and the Longhorn Shareholder (hereinafter "Indemnifying Parties") within a reasonable period of time of ADP's becoming aware of any such Indemnifiable Claim, which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to ADP. If any such liability is asserted against ADP and ADP notifies the Indemnifying Parties of such liability, the Indemnifying Parties shall be entitled, if they so elect by written notice delivered to ADP within a reasonable period of time (not to exceed 15 days in any event) after receiving ADP's notice (the "Response Period"), to assume the defense of such asserted liability with counsel approved by ADP, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing: (i) ADP shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; (ii) the rights of ADP to be indemnified in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Parties are materially prejudiced by such failure; and (iii) each Party shall cooperate with any other Party in all ways reasonably requested by such other Party in connection with the defense of any such Indemnifiable Claim, including without limitation making relevant witnesses available for interviews and relevant documents available for inspection and copying on reasonable prior notice. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the Parties shall make available to each other all relevant information in their possession which is material to any such assertion.

             (b) In the event that the Indemnifying Parties fail to assume the defense of ADP against any such Indemnifiable Claim, within the Response Period, ADP shall have the right to defend, compromise or settle such Indemnifiable Claim on behalf, for the account, and at the risk of the Indemnifying Parties.

             (c) Notwithstanding anything in this (S)7.4 to the contrary, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect ADP, its subsidiaries or affiliates, including without limitation Longhorn, after the Closing, other than as a result of money damages or other money payments, then ADP shall have the right, at the cost and expense of the Indemnifying Parties, to defend, compromise or settle such Indemnifiable Claim, provided that the Longhorn Shareholder shall have the right to approve the legal counsel (including such counsel's general fee structure) retained by ADP to defend such claim and to approve related settlements, none of which approvals shall be unreasonably withheld or delayed; and (ii) the Indemnifying Parties shall not, without ADP's prior written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to ADP (and its subsidiaries and affiliates including without limitation Longhorn after the Closing) a release from all liability in respect of such Indemnifiable Claim.

     (S)7.5  Procedure For Indemnification with Respect to Non-Third Party
             -------------------------------------------------------------
Claims.  In the event that ADP asserts the existence of an Indemnifiable Claim
------
giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Parties specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Parties, within 15 days after the receipt of such notice by ADP, have not given written notice to ADP announcing their intent to contest such assertion by ADP, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. In the event, however, that the Indemnifying Parties contest the assertion of an

Indemnifiable Claim by giving such written notice to ADP within such 15-day period, then if the Parties, acting in good faith, cannot reach agreement with respect to such Indemnifiable Claim within 10 days after such notice, the contested assertion of the claim shall be referred to arbitration in Boston, Massachusetts, in accordance with the then-current rules of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the Parties and shall be final and binding and conclusive on the Parties and the amount of the Indemnifiable Claim, if any, determined to exist shall be a valid Indemnifiable Claim. Each Party shall pay its own legal, accounting and other fees in connection with such a contest; provided that if the contested claim is referred to and ultimately determined by arbitration, the legal, auditing and other fees of the prevailing Party and the fees and expenses of any arbitrator shall be borne by the non-prevailing Party.

     (S)7.6  Right of Setoff.  In addition to its other rights under this
             ---------------
Agreement and the Additional Documents, ADP shall have the right to setoff any amounts owing to ADP by Longhorn or the Longhorn Shareholder against any amounts owing to Longhorn or the Longhorn Shareholder by ADP, whether pursuant to this Agreement, the Additional Documents or otherwise.

     (S)7.7  Liability Limitations.  The foregoing provisions of this Article
             ---------------------
VII notwithstanding:

             (a) The total liability of Longhorn and the Longhorn Shareholder for Damages with respect to all Indemnifiable Claims shall not exceed $3,182,000, in the aggregate;

             (b) ADP shall not be entitled, absent actual fraud in the inducement of this agreement, to rescission of this agreement as a remedy for any breach of a representation or warranty hereunder; and

             (c) The Indemnifying Parties shall not have any obligation to pay the on-going costs of defense of any claim which ADP or American has asserted is an Indemnifiable Claim and is being defended by ADP or American unless it has been established by agreement or binding dispute resolution that such claim is an Indemnifiable Claim.

     (S)7.8  Re-Assignment of Receivables.  No Receivable (as defined in (S)3.21
             ----------------------------
of this Agreement) shall be deemed uncollectible until it has been outstanding for 180 days. If an Indemnifiable Claim arises in connection with a breach of the representation and warranty regarding the collectibility of Receivables, and if ADP or American recovers Damages with respect to such Indemnifiable Claim, American shall, upon and to the extent of such recovery, assign to Longhorn or the Longhorn Shareholder, part or all of one or more uncollectible Receivables, beginning with the oldest uncollectible Receivable then held by American, in the aggregate amount of such Damages actually recovered.

     (S)7.9  Indemnification of Longhorn.  ADP and American, jointly and
             ---------------------------
severally, shall indemnify and hold harmless Longhorn and the Longhorn Shareholder from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation asserted against, resulting to, imposed upon, or incurred or suffered by Longhorn or the Longhorn Shareholder, directly or indirectly, as a result of or arising from:

             (a) Any inaccuracy in or breach or unfulfillment of any of the representations, warranties, covenants, or agreements made by ADP or American in this Agreement or the Additional Documents;

             (b)   Any liabilities expressly assumed by American pursuant to
     (S)1.3 of this Agreement; and

             (c) Without limiting the preceding clause (b), any obligations arising after the Closing under any agreements assumed by American, and any other liabilities arising after the Closing in connection with American's ownership of the Assets, except to the extent based upon matters with respect to which either ADP or American is entitled to indemnification under this Article VII.


                                  ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

     (S)8.1  Notices.  All notices and other communications under this Agreement
             -------
to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Parties), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

             (a)   If to ADP:

                   American Dental Partners, Inc.
                   301 Edgewater Place, Suite 320
                   Wakefield, Massachusetts  01880-1249
                   Attention:  Gregory A. Serrao, President
                   Telecopy No.:  (617) 224-4216
                   with a copy to

                   Baker & Hostetler
                   65 East State Street
                   Columbus, Ohio 43215
                   Attention:  Gary A. Wadman, Esq.
                   Telecopy No.:  (614) 462-2616

             (b)   If to Longhorn or the Longhorn Shareholder:

                   Longhorn Dental Associates
                   c/o Dr. Les L. Crane, D.D.S.
                   2604 Guadalupe
                   Austin, Texas 78705
                   Telecopy No.:  (512) 847-1236

                   with a copy to

                   Richie & Gueringer, P.C.
                   111 Congress Avenue
                   Suite 2020
                   Austin, Texas 78701
                   Attention:  Sheldon E. Richie, Esq.
                   Telecopy No.:  (512) 320-7230

     (S)8.2  Non-Waiver.  No failure by any Party to insist upon strict
             ----------
compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party's right to demand strict compliance with all provisions of this Agreement.

     (S)8.3  Genders and Numbers.  Where permitted by the context, each pronoun
             -------------------
used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

     (S)8.4  Headings.  The headings of the various articles and sections of
             --------
this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and sections, and shall be ignored in construing this Agreement.

     (S)8.5  Counterparts.  This Agreement may be executed in multiple
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

     (S)8.6  Entire Agreement.  This Agreement (including all exhibits,
             ----------------
schedules, and other documents referred to in this Agreement (the "Incorporated Documents"), all of which are hereby incorporated by reference) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, including without limitation the Letter Agreement dated September 20, 1996. All obligations of any Party under any Incorporated Document shall constitute an obligation of such Party under this Agreement. Any capitalized terms used in any Incorporated Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

     (S)8.7  No Third Party Beneficiaries.  Nothing contained in this Agreement,
             ----------------------------
expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties and American, any rights, remedies or other benefits under or by reason of this Agreement.

     (S)8.8  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of Texas without regard to principles of conflicts of law.

     (S)8.9  Binding Effect; Assignment.  This Agreement shall be binding upon,
             --------------------------
inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

     (S)8.10 Remedies.  All rights and remedies of each Party under this
             --------
Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

     (S)8.11 Expenses.  Except as otherwise specifically provided in this
             --------
Agreement, each of Longhorn and ADP will bear its respective legal, accounting, and other costs and expenses associated with the transactions contemplated by this Agreement (including without limitation the costs of any brokers and financial advisors).

     (S)8.12 Public Announcements.  This Agreement and the transactions
             --------------------
contemplated herein shall be confidential and no Party shall disclose any information relating to this transaction without the prior written consent of Longhorn and the president of ADP, except for such disclosures to such professional advisors as may be necessary or appropriate in order to complete the Asset Purchase and related transactions. Each Party and its representatives will exercise all reasonable efforts to maintain confidentiality with respect to this transaction at all times prior to the public announcement, if any, of this Agreement. The provisions of this section will be subject to each Party's obligation to comply with applicable requirements of federal or state laws or any governmental order or regulation.

     (S)8.13 Severability.  With respect to any provision of this Agreement
             ------------
finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

LES L. CRANE, D.D.S., P.C.          AMERICAN DENTAL PARTNERS, INC.


By /s/ Les L. Crane                  By  /s/ Gregory A. Serrao
  -------------------------------     -------------------------------------
  Les L. Crane, D.D.S., President     Gregory A. Serrao, President


                                    TEXAS DENTAL PARTNERS, INC.


                                    By /s/ Gregory A. Serrao
                                      -------------------------------------
                                      Gregory A. Serrao, President


The Longhorn Shareholder confirms that he has read and fully understands this Agreement, including without limitation the exhibits hereto and the representations and warranties contained in (S)3.28 of this Agreement.


/s/ Les L. Crane
---------------------------------
LES L. CRANE, D.D.S.